EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION

On August 4, 2023, HEICO Corporation (collectively, “HEICO,” or the “Company”) completed its acquisition of Wencor Group ("Wencor") from affiliates of Warburg Pincus LLC and Wencor’s management (the “Wencor Acquisition”). The Wencor Acquisition was completed pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated May 15, 2023, by and among the Company, its newly formed wholly owned subsidiary Magnolia MergeCo Inc. (“Merger Sub”), Jazz Parent, Inc., the owner of Wencor (“Target”), and Jazz Topco GP LLC, solely in its capacity as representative for purposes of certain provisions of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into the Target, and the Target continued as the surviving entity and a wholly owned subsidiary of the Company.

In connection with the Wencor Acquisition, on July 27, 2023, the Company completed the public offer and sale of senior unsecured notes, which consisted of $600.0 million principal amount of 5.25% Senior Notes due August 1, 2028 (the "2028 Notes") and $600.0 million principal amount of 5.35% Senior Notes due August 1, 2033 (the "2033 Notes" and, collectively with the 2028 Notes, the "Notes"). The Company used the net proceeds from the sale of the Notes to repay the outstanding borrowings under its revolving credit facility and to fund a portion of the purchase price of the Wencor Acquisition. The aggregate purchase price consisted of $1,900.0 million in cash, subject to certain working capital, debt, and other customary adjustments, and 1,137,628 shares of HEICO Class A Common Stock. The cash consideration was paid using the Company's revolving credit facility and proceeds from the sale of the Notes.

HEICO and Wencor are providing the following unaudited pro forma condensed combined financial statements (“Pro Forma Financial Statements”) to aid in the analysis of the financial aspects of the business combination described below. The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and should be read in conjunction with the accompanying notes to the Pro Forma Financial Statements. The unaudited pro forma condensed combined financial statements are based on HEICO’s and Wencor’s historical financial information as adjusted to give effect to the business combination described above and the related financing as if the transactions had been completed on July 31, 2023, with respect to the unaudited pro forma condensed combined balance sheet, and as of November 1, 2021, with respect to the unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2022 and the unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2023.

The Pro Forma Financial Statements are derived from, and should be read in conjunction with HEICO’s quarterly report on Form 10-Q for the period ended July 31, 2023, filed on August

30, 2023, HEICO’s annual report on Form 10-K for the fiscal year ended October 31, 2022, filed on December 21, 2022, the historical unaudited condensed consolidated financial statements of Wencor as of and for the three months ended December 31, 2022 and as of and for the six months ended June 30, 2023 included elsewhere within this amended Form 8-K, and the historical audited consolidated financial statements of Wencor as of and for the year ended December 31, 2022 included elsewhere within this amended Form 8-K.

The foregoing historical financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Pro Forma Financial Statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the Pro Forma Financial Statements.

The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the business combination referred to above and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the business combination. The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent HEICO’s combined statements of operations or combined balance sheets that would actually have occurred had the transactions referred to above been consummated on the dates assumed or to project HEICO’s combined statements of operations or combined balance sheets for any future date or period. HEICO has not had any material historical relationships with Wencor. Accordingly, no transaction accounting adjustments were required to eliminate activities between the parties.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

					Wencor
		Wencor	Debt		Acquisition
	HEICO	Reclassified	Financing		Transaction
	As of	As of	Transactions		Accounting		Pro Forma
	July 31, 2023	June 30, 2023 [1]	Adjustments		Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$694,263	$18,690	$1,400,000	a	($1,923,166)	b	$189,787
Accounts receivable, net	355,491	106,371	—		—		461,862
Contract assets	102,832	—	—		—		102,832
Inventories, net	731,966	280,470	—		—		1,012,436
Prepaid expenses and other current assets	47,372	3,368	—		—		50,740
Total current assets	1,931,924	408,899	1,400,000		(1,923,166)		1,817,657

Property, plant and equipment, net	285,033	30,082	—		6,548	d	321,663
Goodwill	2,026,279	358,329	—		1,191,440	b	3,293,891
					161,373	c
					(293,487)	d
					32,709	e
					(182,752)	f
Intangible assets, net	822,545	252,061	—		288,839	d	1,363,445
Other assets	387,521	17,834	—		—		405,355
Total assets	$5,453,302	$1,067,205	$1,400,000		($718,496)		$7,202,011

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$16,777	$35,984	$—		($34,078)	b	$18,683
Trade accounts payable	139,515	48,437	—		—		187,952
Accrued expenses and other current liabilities	315,606	55,444	—		9,540	b	382,490
					1,900	d
Income taxes payable	7,149	468	—		—		7,617
Total current liabilities	479,047	140,333	—		(22,638)		596,742

Long-term debt, net of current maturities	1,198,484	697,619	1,400,000	a	(690,838)	b	2,605,265
Deferred income taxes	83,357	31,561	—		32,709	e	147,627
Other long-term liabilities	389,335	14,940	—		—		404,275
Total liabilities	2,150,223	884,453	1,400,000		(680,767)		3,753,909

Redeemable noncontrolling interests	343,883	—	—		—		343,883

Shareholders’ equity:
Preferred Stock	—	—	—		—		—
Common Stock	547	—	—		—		547
Class A Common Stock	823	—	—		11	c	834
Capital in excess of par value	406,442	447,850	—		161,362	c	567,804
					(447,850)	f
Deferred compensation obligation	6,318	—	—		—		6,318
HEICO stock held by irrevocable trust	(6,318)	—	—		—		(6,318)
Accumulated other comprehensive loss	(16,657)	—	—		—		(16,657)
Retained earnings (deficit)	2,523,212	(265,098)	—		(16,350)	b	2,506,862
					265,098	f
Total HEICO shareholders’ equity	2,914,367	182,752	—		(37,729)		3,059,390
Noncontrolling interests	44,829	—	—		—		44,829
Total shareholders’ equity	2,959,196	182,752	—		(37,729)		3,104,219
Total liabilities and equity	$5,453,302	$1,067,205	$1,400,000		($718,496)		$7,202,011

1 Refer to Note 4, Reclassification Adjustments and Presentation of Wencor’s Condensed Combined Statement of Operations, for details of reclassification adjustments made to conform to the classification of HEICO’s balance sheet.

The accompanying notes are an integral part of these Pro Forma Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)

					Wencor
		Wencor	Debt		Acquisition
	HEICO	Reclassified	Financing		Transaction
	Year Ended	Year Ended	Transactions		Accounting		Pro Forma
	October 31, 2022	December 31, 2022 [1]	Adjustments		Adjustments		Combined

Net sales	$2,208,322	$487,530	$—		$—		$2,695,852

Operating costs and expenses:
Cost of sales	1,345,563	300,866	—		8,093	cc	1,654,522
Selling, general and administrative expenses	365,915	112,264	444	aa	39,132	cc	513,017
					(17,338)	cc
					12,600	dd

Total operating costs and expenses	1,711,478	413,130	444		42,487		2,167,539

Operating income	496,844	74,400	(444)		(42,487)		528,313

Interest expense	(6,386)	(47,033)	(128,792)	aa	(3,750)	dd	(139,555)
					46,406	ee
Other income (expense)	565	(183)	—		—		382

Income before income taxes and noncontrolling interests	491,023	27,184	(129,236)		169		389,140

Income tax expense	100,400	6,644	(31,519)	bb	1,867	ff	77,392

Net income from consolidated operations	390,623	20,540	(97,717)		(1,698)		311,748

Less: Net income attributable to noncontrolling interests	38,948	—	—		—		38,948

Net income attributable to HEICO	$351,675	$20,540	($97,717)		($1,698)		$272,800

Net income per share attributable to HEICO shareholders:
Basic	$2.59						$1.99
Diluted	$2.55						$1.96

Weighted average number of common shares outstanding:
Basic	136,010				1,138	gg	137,148
Diluted	138,037				1,138	gg	139,175

1 Refer to Note 4, Reclassification Adjustments and Presentation of Wencor’s Condensed Combined Statement of Operations, for details of reclassification adjustments made to conform to the classification of HEICO’s statement of operations.

The accompanying notes are an integral part of these Pro Forma Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)

					Wencor
		Wencor	Debt		Acquisition
	HEICO	Reclassified	Financing		Transaction
	Nine Months Ended	Nine Months Ended	Transactions		Accounting		Pro Forma
	July 31, 2023	June 30, 2023 [1]	Adjustments		Adjustments		Combined

Net sales	$2,031,658	$481,712	$—		$—		$2,513,370

Operating costs and expenses:
Cost of sales	1,242,613	296,936	—		6,070	ccc	1,545,619
Selling, general and administrative expenses	353,154	109,563	333	aaa	28,810	ccc	476,927
					(14,933)	ccc

Total operating costs and expenses	1,595,767	406,499	333		19,947		2,022,546

Operating income	435,891	75,213	(333)		(19,947)		490,824

Interest expense	(29,561)	(52,636)	(96,306)	aaa	52,220	ddd	(126,283)
Other income	1,888	274	—		—		2,162

Income before income taxes and noncontrolling interests	408,218	22,851	(96,639)		32,273		366,703

Income tax expense	77,400	8,461	(23,569)	bbb	5,662	eee	67,954

Net income from consolidated operations	330,818	14,390	(73,070)		26,611		298,749

Less: Net income attributable to noncontrolling interests	30,648	—	—		—		30,648

Net income attributable to HEICO	$300,170	$14,390	($73,070)		$26,611		$268,101

Net income per share attributable to HEICO shareholders:
Basic	$2.19						$1.94
Diluted	$2.17						$1.92

Weighted average number of common shares outstanding:
Basic	136,859				1,138	fff	137,997
Diluted	138,616				1,138	fff	139,754

1 Refer to Note 4, Reclassification Adjustments and Presentation of Wencor’s Condensed Combined Statement of Operations, for details of Wencor's condensed combined statement of operations for the nine months ended June 30, 2023, and reclassification adjustments made to conform to the classification of HEICO’s statement of operations.

The accompanying notes are an integral part of these Pro Forma Financial Statements.

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS – UNAUDITED

1.     DESCRIPTION OF TRANSACTIONS

On August 4, 2023, HEICO completed the Wencor Acquisition pursuant to the Merger Agreement, dated May 15, 2023, by and among the Company, its newly formed wholly owned subsidiary Merger Sub, Jazz Parent, Inc., the owner of the Target, and Jazz Topco GP LLC, solely in its capacity as representative for purposes of certain provisions of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into the Target, and the Target continued as the surviving entity and a wholly owned subsidiary of the Company.

For the purposes of the Pro Forma Financial Statements, the aggregate purchase price consisted of $1,923.2 million in cash, subject to certain working capital, debt, and other customary adjustments, and 1,137,628 shares of HEICO Class A Common Stock. The cash consideration was paid by borrowing $1,400.0 million under the Company's revolving credit facility and using $523.2 million of the net proceeds from the public offer and sale of the Notes (the “Debt Financing Transactions”).

2.     BASIS OF PRESENTATION

The Pro Forma Financial Statements have been prepared in accordance with Article 11 of Regulation S-X. The Pro Forma Financial Statements are based on HEICO’s and Wencor’s historical financial information as adjusted to give effect to the business combination described above and the Debt Financing Transactions as if the transactions had been completed on July 31, 2023 with respect to the unaudited pro forma condensed combined balance sheet, and as of November 1, 2021 with respect to the unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2022 and the unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2023. HEICO’s fiscal year ends on October 31, while Wencor’s fiscal year ends on December 31. Given that the fiscal year end of Wencor is within 93 days of HEICO’s fiscal year end, in accordance with Article 11 of Regulation S-X, the historical financial statements of each entity have been combined without any conforming adjustments with respect to this difference in fiscal periods.

The unaudited pro forma condensed combined balance sheet as of July 31, 2023, combines the unaudited condensed consolidated balance sheet of HEICO as of July 31, 2023 and the unaudited condensed consolidated balance sheet of Wencor as of June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2022, combines the audited consolidated statement of operations of HEICO for the fiscal year ended October 31, 2022 with the audited consolidated statement of operations and comprehensive income of Wencor for the year ended December 31, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2023, combines the unaudited condensed consolidated statement of operations of HEICO for the nine months ended July 31, 2023 with the unaudited condensed consolidated statement of operations and comprehensive income of Wencor for the nine months ended June 30, 2023. The unaudited condensed consolidated statement of operations and comprehensive income of Wencor for the nine months ended June 30, 2023, was derived by combining Wencor’s unaudited condensed consolidated financial statements for the three months ended December 31, 2022 and the six months ended June 30, 2023. Refer to Note 4, Reclassification Adjustments and Presentation of Wencor’s Condensed Combined Statement of Operations, for further details on the aggregation of the unaudited condensed consolidated financial statements. Accordingly, Wencor’s net sales and net income of $127.9 million and $2.6 million for the three months ended December 31, 2022, respectively, are included in both the annual and interim unaudited pro forma condensed combined statement of operations.

The historical financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed combined financial statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in Note 4, Reclassification Adjustments and Presentation of Wencor’s Condensed Combined Statement of Operations, and Note 5, Adjustments to the Pro Forma Financial Statements. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the business combination referred to above and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the business combination.

The accounting policies used in the preparation of the Pro Forma Financial Statements are those described in HEICO’s audited consolidated financial statements as of and for the year ended October 31, 2022 and subsequent unaudited interim periods. The Company has performed a preliminary review of Wencor’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the Pro Forma Financial Statements. Currently, the Company is not aware of any material differences between the accounting policies of HEICO and Wencor that would continue to exist subsequent to the application of acquisition accounting.

Reclassification adjustments have been made to the historical presentation of Wencor to conform to the financial statement presentation of HEICO for the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations. Refer to Note 4, Reclassification Adjustments and Presentation of Wencor’s Condensed Combined Statement of Operations, for further details on the reclassification adjustments.

Accounting for the Wencor Acquisition

The unaudited pro forma condensed combined financial information has been prepared in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). In accordance with ASC 805, the purchase price of Wencor is allocated to the underlying tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values, as determined in accordance with ASC Topic 820, “Fair Value Measurements” (“ASC 820”), as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.

Accounting for the Debt Financing Transactions

The Company received net proceeds of $1,189.5 million from the issuance of the Notes, which was net of a debt discount and underwriting fees. The Company also incurred an additional $3.4 million of debt issuance fees related to the Notes. The aggregate debt discount and debt issuance costs of $13.9 million are classified by the Company as a contra liability within long-term debt and are amortized to interest expense over the respective term of each senior note using the effective interest method.

The Company used $523.1 million of proceeds from the Notes to fund a portion of the aggregate purchase price. Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2024. The Notes each have an effective interest rate of 5.5%. The Company funded the remaining $1,400.0 million of the cash purchase price by borrowing under its existing revolving credit facility. For purposes of the Pro Forma Financial Statements, the interest rate of the revolving credit facility is 7.17% per annum, which is comprised of the Adjusted Term SOFR, as of September 29, 2023, plus an Applicable Rate (based on the Company’s Total Leverage Ratio) each as defined in the Company’s revolving credit facility. Interest has been accrued in the Pro Forma Financial Statements over the respective term of the Notes and the revolving credit facility.

3.     PRELIMINARY PURCHASE PRICE ALLOCATION
The following table summarizes the total consideration for the Wencor Acquisition for the purposes of the Pro Forma Financial Statements. The cash paid below is comprised of a base cash consideration of $1,900.0 million and certain working capital and debt adjustments based on Wencor’s unaudited condensed consolidated balance sheet as of June 30, 2023 (in thousands):

Cash paid	$1,923,166
Less: cash acquired	(18,690)
Cash paid, net	1,904,476
Issuance of common stock for an acquisition	161,373
Total consideration, net	$2,065,849
The following table summarizes the allocation of the total consideration for the Wencor Acquisition to the estimated fair values of the tangible and identifiable intangible assets acquired and liabilities assumed (in thousands):

Assets acquired:
Goodwill	$1,267,612
Customer relationships	378,700
Intellectual property	113,300
Trade name	48,900
Inventories	280,470
Accounts receivable	106,371
Property, plant and equipment	36,630
Other assets	21,202
Total assets acquired, excluding cash	2,253,185

Liabilities assumed:
Accrued expenses	50,534
Accounts payable	48,437
Deferred income taxes	64,270
Other liabilities	24,095
Total liabilities assumed	187,336

Net assets acquired, excluding cash	$2,065,849

The allocation of the total consideration to the tangible and identifiable intangible assets acquired and liabilities assumed is preliminary until the Company obtains final information regarding their fair values. The primary items that generated the goodwill recognized were the premiums paid by the Company for the future earnings potential of Wencor and the value of its assembled workforce that do not qualify for separate recognition. The weighted-average amortization periods of the customer relationships, intellectual property and trade names acquired are 13 years, 14 years and indefinite, respectively. The weighted-average depreciation period of the property, plant and equipment acquired is 5.3 years.

4.     RECLASSIFICATION ADJUSTMENTS AND PRESENTATION OF WENCOR'S CONDENSED COMBINED STATEMENT OF OPERATIONS

As part of the preparation of these condensed combined pro forma financial statements, certain reclassifications were made to align Wencor's financial statement presentation with that of HEICO. The following tables summarize the reclassifications.

Also included below is the presentation of the unaudited condensed consolidated statement of operations and comprehensive income of Wencor for the nine months ended June 30, 2023, which is derived by combining Wencor’s unaudited condensed consolidated statement of operations and comprehensive income for the three months ended December 31, 2022 and the six months ended June 30, 2023, including certain reclassification adjustments.

RECLASSIFIED CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	Wencor		Wencor Reclassified
	As of	Reclassification	As of
	June 30, 2023	Adjustments	June 30, 2023
Assets
Current assets:
Cash	$18,690	($18,690)	$—
Cash and cash equivalents	—	18,690	18,690
Accounts receivable, net of allowance of $2,253	106,371	(106,371)	—
Accounts receivable, net	—	106,371	106,371
Inventories, net	280,470	—	280,470
Other current assets	3,368	(3,368)	—
Prepaid expenses and other current assets	—	3,368	3,368
Total current assets	408,899	—	408,899

Property and equipment, net	30,082	(30,082)	—
Property, plant and equipment, net	—	30,082	30,082
Right of use assets	16,444	(16,444)	—
Goodwill	358,329	—	358,329
Intangible assets, net	252,061	—	252,061
Other assets	1,390	16,444	17,834
Total assets	$1,067,205	$—	$1,067,205

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$48,437	($48,437)	$—
Trade accounts payable	—	48,437	$48,437
Accrued expenses	53,401	(53,401)	—
Accrued expenses and other current liabilities	—	55,444	55,444
Long-term debt, current portion	34,078	(34,078)	—
Short-term debt and current maturities of long-term debt	—	35,984	35,984
Operating leases, current portion	2,511	(2,511)	—
Finance leases, current portion	1,906	(1,906)	—
Income taxes payable	—	468	468
Total current liabilities	140,333	—	140,333

Long-term debt, net of current portion	690,838	(690,838)	—
Long-term debt, net of current maturities	—	697,619	697,619
Operating leases, net of current portion	14,940	(14,940)	—
Other long-term liabilities	—	14,940	14,940
Finance leases, net of current portion	6,781	(6,781)	—
Deferred tax liabilities	31,561	(31,561)	—
Deferred income taxes	—	31,561	31,561
Total liabilities	884,453	—	884,453

Shareholders’ equity:
Additional paid-in-capital	447,850	(447,850)	—
Capital in excess of par value	—	447,850	447,850
Accumulated deficit	(265,098)	265,098	—
Retained earnings (deficit)	—	(265,098)	(265,098)
Total shareholders’ equity	182,752	—	182,752
Total liabilities and shareholders’ equity	$1,067,205	$—	$1,067,205

RECLASSIFIED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

			Wencor
	Wencor		Reclassified
	Year Ended	Reclassification	Year Ended
	December 31, 2022	Adjustments	December 31, 2022

Net sales	$487,530	$—	$487,530
Cost of sales	300,866	—	$300,866
Gross profit	186,664	—	186,664
Operating expenses
Selling, general and administrative expenses	112,264	—	112,264
Total operating expenses	112,264	—	112,264
Operating income	74,400	—	74,400

Other expense
Interest expense, net	(47,033)	47,033	—
Interest expense	—	(47,033)	(47,033)
Other expense, net	(183)	183	—
Other income (expense)	—	(183)	(183)
Total other expense	(47,216)	—	(47,216)
Income before income taxes	27,184	—	27,184

Income tax provision	(6,644)	6,644	—
Income tax expense	—	(6,644)	(6,644)
Net income	$20,540	$—	$20,540

RECLASSIFIED CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

				Wencor
	Wencor	Wencor		Reclassified
	Three Months Ended	Six Months Ended	Reclassification	Nine Months Ended
	December 31, 2022	June 30, 2023	Adjustments	June 30, 2023

Net sales	$127,852	$353,860	$—	$481,712
Cost of sales	79,225	217,711	—	$296,936
Gross profit	48,627	136,149	—	184,776
Operating expenses
Selling, general and administrative expenses	29,696	79,867	—	109,563
Total operating expenses	29,696	79,867	—	109,563
Operating income	18,931	56,282	—	75,213

Other expense
Interest expense, net	(14,669)	(37,967)	52,636	—
Interest expense	—	—	(52,636)	(52,636)
Other expense, net	201	73	(274)	—
Other income	—	—	274	274
Total other expense	(14,468)	(37,894)	—	(52,362)
Income before income taxes	4,463	18,388	—	22,851

Income tax provision	(1,894)	(6,567)	8,461	—
Income tax expense	—	—	(8,461)	(8,461)
Net income	$2,569	$11,821	$—	$14,390

5.     ADJUSTMENTS TO THE PRO FORMA FINANCIAL STATEMENTS

Adjustment to the Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of July 31, 2023, are as follows:

Debt Financing Transactions Accounting Adjustments

a.Represents an adjustment for borrowing $1,400.0 million under the Company’s revolving credit facility to fund a portion of the Wencor Acquisition.

Wencor Acquisition Transaction Accounting Adjustments

b.Represents adjustments for the payment of the $1.923.2 million cash consideration, including the settlement of Wencor's term loans of $737.1 million and the removal of $12.2 million of associated deferred financing fees, the recognition of $16.4 million of acquisition costs incurred by the Company subsequent to the pro forma period presented, and the settlement of $6.8 million of acquisition costs accrued by Wencor as of the close of the Wencor Acquisition.

c.Represents adjustments for the issuance of 1,137,628 shares of HEICO Class A Common Stock at a per share closing price of $141.85.

d.Represents fair value adjustments of $288.8 million and $6.5 million to certain intangible assets and property, plant and equipment, respectively, acquired from Wencor and a fair value adjustment of $1.9 million to a certain liability assumed from Wencor. Refer to Note 3, Preliminary Purchase Price Allocation, for details of the purchase price allocation.

e.Represents a $64.1 million adjustment to deferred income tax liabilities resulting from fair value adjustments of assets acquired and liabilities assumed and a $31.4 million release of Wencor's deferred income tax assets valuation allowance.

f.Represents a $447.9 million reduction in Wencor’s capital in excess of par value and a $265.1 million reduction in Wencor’s retained deficit, to close out the equity of Wencor.

Adjustment to the Pro Forma Condensed Combined Statement of Operations for the fiscal year ended October 31, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2022, are as follows:

Debt Financing Transactions Accounting Adjustments

aa.Represents a $100.3 million adjustment and a $28.5 million adjustment for interest expense from the borrowing under the Company’s revolving credit facility and the issuance of the Notes (including amortization of debt discount and debt issuance costs), respectively, and a $.4 million adjustment for the incremental amortization of loan costs associated with the revolving credit facility. A 1/8 percent variance in the variable interest rate of the Company’s revolving credit facility would result in a $1.8 million change in interest expense for the fiscal year ended October 31, 2022.

bb.Represents a $31.5 million reduction in income tax expense for the income tax impact of pro forma adjustments included in the unaudited pro forma condensed combined statement of operations utilizing an estimated blended statutory rate of approximately 24.4% for the Company. The estimated blended statutory rate is preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.

Wencor Acquisition Transaction Accounting Adjustments

cc.Represents a $28.7 million adjustment and a $1.2 million adjustment for the incremental intangible asset amortization expense and property, plant and equipment depreciation expense, respectively, as a result of the fair value adjustments of such assets that were acquired through the Wencor Acquisition. The intangible asset amortization expense and the property, plant and equipment depreciation expense in the historical Wencor consolidated statement of operations and comprehensive income were $17.3 million and $7.7 million, respectively.

dd.Represents a $16.4 million adjustment for acquisition costs incurred by the Company subsequent to the pro forma period presented. Acquisition costs incurred by the Company are non-recurring, totaled $19.9 million and are principally related to banker, brokerage, legal and professional services.

ee.Represents a $46.4 million adjustment to reverse historical interest expense recorded by Wencor in the pro forma period presented. The aforementioned interest expense was associated with certain Wencor debt that was fully repaid at the close of the Wencor Acquisition.
ff.Represents a $1.9 million adjustment in income tax expense for the income tax impact of pro forma adjustments included in the unaudited pro forma condensed combined statement of operations (adjusted for non-deductible acquisition costs) utilizing estimated blended statutory rates of approximately 24.4% and 21.9%, respectively, for the Company and Wencor. The estimated blended statutory rates are preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.
gg.Represents an adjustment for the issuance of 1,137,628 shares of HEICO Class A Common Stock.

Adjustment to the Pro Forma Condensed Combined Statement of Operations for the nine months ended July 31, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine-month period ended July 31, 2023, are as follows:

Debt Financing Transactions Accounting Adjustments

aaa.Represents a $75.2 million adjustment and a $21.1 million adjustment for interest expense resulting from the borrowing under the Company's revolving credit facility and the issuance of the Notes (including amortization of debt discount and debt issuance costs), respectively, and a $.3 million adjustment for the incremental amortization of loan costs associated with the revolving credit facility. A 1/8 percent variance in the variable interest rate of the Company’s revolving credit facility would result in a $1.3 million change in interest expense for the nine months ended July 31, 2023.

bbb.Represents a $23.6 million reduction in income tax expense for the income tax impact of pro forma adjustments included in the unaudited pro forma condensed combined statement of operations utilizing an estimated blended statutory rate of approximately 24.4% for the Company. The estimated blended statutory rate is preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.

Wencor Acquisition Transaction Accounting Adjustments

ccc.Represents a $19.0 million adjustment and a $.9 million adjustment for the incremental intangible asset amortization expense and property, plant and equipment depreciation expense, respectively, as a result of the fair value adjustments of such assets that were acquired through the acquisition. The intangible asset amortization expense and the property, plant and equipment depreciation expense in the historical Wencor consolidated statement of operations and comprehensive income were $14.9 million and $5.7 million, respectively.

ddd.Represents a $52.2 million adjustment to reverse historical interest expense recorded by Wencor in the pro forma period presented. The aforementioned interest expense was associated with certain Wencor debt that was fully repaid at the close of the Wencor Acquisition.

eee.Represents a $5.7 million adjustment in income tax expense for the income tax impact of pro forma adjustments included in the unaudited pro forma condensed combined statement of operations utilizing an estimated blended statutory rate of approximately 21.9% for Wencor. The estimated blended statutory rate is preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.
fff.Represents an adjustment for the issuance of 1,137,628 shares of HEICO Class A Common Stock.

6.     EARNINGS PER SHARE

Earnings per share represents the net income per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the business combination and other related events, assuming such additional shares were outstanding as of November 1, 2021. As the Wencor Acquisition and the Debt Financing Transactions are being reflected as if they occurred as of November 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the business combination have been outstanding for the entire periods presented.

The computation of basic and diluted net income per share attributable to HEICO shareholders is as follows (in thousands, except per share data):

	Pro forma period for	Pro forma period for
	the year ended	the nine months ended
	October 31, 2022	July 31, 2023
Numerator:
Net income attributable to HEICO	$272,800	$268,101

Denominator:
Historical weighted average common shares outstanding - basic	136,010	136,859
Equity issued to satisfy aggregate purchase consideration	1,138	1,138
Weighted average common shares outstanding - basic	137,148	137,997
Effect of dilutive stock options	2,027	1,757
Weighted average common shares outstanding - diluted	139,175	139,754

Net income per share attributable to HEICO shareholders:
Basic	$1.99	$1.94
Diluted	$1.96	$1.92